Exhibit 10.5

WRITTEN CONSENT AND WAIVER

THIS WRITTEN CONSENT AND WAIVER is dated as of August 14, 2006 (this “Consent and Waiver”), is made by Capital Resource Partners IV, L.P., a Delaware limited partnership (“CRP”) and delivered to SoftBrands, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the CRP Note Purchase Agreement, Series B Certificate of Designations and the Series B Warrants, each as defined below.

W I T N E S S E T H

WHEREAS, CRP is the holder of (i) all of the outstanding shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of the Company and (ii) warrants to purchase an aggregate of 4,016,518 shares of common stock of the Company (the “Series B Warrants”) which were issued with the Series B Preferred Stock;

WHEREAS, the rights, privileges and powers of the holders of Series B Preferred Stock are governed by the Certificate of Designations of Preferences, Privileges, Powers and Rights of Series B Convertible Preferred Stock dated as of August 18, 2004 (the “Series B Certificate of Designations”);

WHEREAS, to facilitate (i) the issuance and sale of the Company’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) and warrants to purchase shares of Common Stock (the “Series D Warrants” and, together with the Series D Preferred Stock, the “Series D Securities”) to ABRY Mezzanine Partners, L.P., a Delaware limited partnership (“ABRY”) pursuant to the Series D Convertible Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof (the “Series D Purchase Agreement”) and governed by the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), and (ii) the exchange by holders thereof of the Company’s Series C Convertible Preferred Stock (“Series C Preferred Stock”) for the same number of shares of a new series of Series C-1 Convertible Preferred Stock (“Series C-1 Preferred Stock”) with a higher dividend preference pursuant to the Exchange Agreement dated as of the date hereof among the Company, ABRY and CRP (the “Exchange Agreement”), the Company desires to obtain the waiver by CRP as the holder of Series B Preferred Stock of certain notice requirements and consent rights set forth in the Series B Certificate of Designations, Series B Warrants and the other documents executed in connection therewith (collectively, the “Series B Governing Documents”);

WHEREAS, CRP has agreed to waive all of its rights to purchase New Securities (as defined) under Section 3.07 of the Senior Subordinated Secured Note and Warrant Purchase Agreement dated November 26, 2002, as amended, between CRP and the Company (the “CRP Note Purchase Agreement”), and under Section 8.5 of the Series C Convertible Preferred Stock and Warrant Purchase Agreement, dated as of August 17, 2005 (the “Series C Purchase Agreement”), but desires to retain the right to purchase up to $1 million of the Series D Securities prior to September 8, 2006;

WHEREAS, by a separate First Amendment, Waiver and Consent to Series C Convertible Preferred Stock and Warrant Purchase Agreement among ABRY, CRP and the Company dated the date hereof (the “Series C Consent”), ABRY and CRP are waiving similar consent rights and notice requirements set forth in the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock dated as of August 17, 2005 and in the warrants to purchase 1,200,000 shares of common stock issued contemporaneous with the Series C Preferred Stock, and amending certain provisions of the Series C Purchase Agreement;

WHEREAS, pursuant to Section 4 of the Series B Certificate of Designations, the Company is required to obtain the consent of a majority of the holders of the Series B Preferred Stock to, among other things, (i) amend or supplement any provision of the Certificate of Incorporation which impairs or adversely effects the specified rights, preferences, priorities, privileges, powers or other rights of the holders of Series B Preferred Stock and (ii) create certain additional classes or series of shares of stock that rank senior to the Series B Preferred Stock;

WHEREAS, pursuant to Section 7.02(u) of the CRP Note Purchase Agreement, the Company is required to obtain the written consent of CRP in order to amend the Rights Plan (as defined in the CRP Note Purchase Agreement);

WHEREAS, pursuant to Section 8 of the Series B Warrants, the Company is required to provide written notice to the holders of the Series B Warrants at least 20 days prior to taking certain corporate actions; and

WHEREAS, CRP is willing to provide all such consents and/or waivers which may be required under the Series B Governing Documents in connection with the issuance of the Series C Securities, upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, the parties hereto hereby agree as follows:

CRP hereby consents to the Company’s execution and delivery of the Series D Purchase Agreement and the Related Documents (as defined in the Series D Purchase Agreement), the execution and delivery of the Exchange Agreement and the consummation of the transactions contemplated thereby and waives the following rights and notice requirements with respect thereto under the Series B Governing Documents:

1.               Series B Warrantholder Waiver of Notice.  CRP hereby waives the right to receive notice required by Section 8(d) of the Series B Warrants with respect to any of the actions taken by the Company in connection with (i) the issuance by the Company of the Series D Securities to the Purchasers (as defined in the Series D Purchase Agreement) and (ii) the issuance of the Series C-1 Preferred Stock in exchange for the Series C Preferred Stock .

2.               Amendment to Certificate of Incorporation.  CRP hereby consents, as required by Section 4 of the Series B Certificate of Designations, (i) to the filing of the Company’s Series D Certificate of Designations, which Series D Certificate of Designations CRP hereby acknowledges and agrees provides for the issuance of Series D Preferred Stock, which shall be senior to the Series B Preferred Stock with respect to payment of dividends, but will rank pari passu with the Series B Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, and (ii) to the filing of the Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designations”), which Series C-1 Certificate of Designations provides for the issuance of a class of Series C-1 Preferred Stock which shall be identical in all material respects except for the dividend rate to the Company’s Series C Preferred Stock and, as such, will rank senior to the Series B Preferred Stock with respect to dividends, but pari passu with the Series B Preferred Stock upon any liquidation, dissolution or winding up of the Corporation.

3.               Waiver of Right to Purchase New Securities, subject to Reservation.  CRP hereby waives its right to purchase New Securities under Section 3.07 of the CRP Note Purchase Agreement in connection with and solely with respect to the issuance by the Company of the Series D Securities and under Section 8.5 of the Series C Purchase Agreement, in connection with and solely with respect to the issuance by the Company of the Series D Securities; provided, however, that by execution hereof the Company agrees that CRP shall have the Purchase Option set forth in Section 3.2 of the Series D Purchase Agreement.

4.               Execution of Series C Consent.  CRP hereby agrees to execute, and is executing simultaneous with execution of this Consent and Waiver, the Series C Consent.

5.               Amendment to Rights Plan.  CRP hereby consents, in connection with the issuance by the Company of the Series D Securities, to the Second Amendment to the Rights Plan as required by Section 7.02(l) of the CRP Note Purchase Agreement.

6.               Binding Nature and Benefit.  This Consent and Waiver shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

7.               Signatures.  Delivery of an executed signature page of this Consent and Waiver (which may be by electronic facsimile transmission) shall be effective as delivery of a manually executed counterpart hereof.

8.               GOVERNING LAW.  THIS CONSENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the party hereto has caused this Consent and Waiver to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

CAPITAL RESOURCE PARTNERS IV, L.P.

By:	CRP Partners IV, LLC, its general partner

By:	/s/ ALEXANDER MCGRATH
Name:	Alexander McGrath
Title:	Managing Member

In consideration of the foregoing waiver and consent and the execution by CRP of the Series C Consent, the Company agrees to pay to Capital Resource Management, Inc. a fee of $75,000 at closing of the first sale of Series D Securities.

SOFTBRANDS, INC.

By:	/s/ GREGG A. WALDON
Gregg A. Waldon, Chief Financial Officer